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                                                                     Exhibit 4.2

                                 NET2PHONE, INC.
                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is entered into on August 6, 2001, by and between Net2Phone, Inc., a Delaware corporation (the "Company"), and Henri Tebeka (the "Employee").

     WHEREAS, the Company desires to grant to the Employee options not subject to any Stock Option Plan of the Company to acquire an aggregate of 50,000 shares of common stock of the Company, par value $.01 per share (the "Stock"), on the terms set forth herein.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Grant of Options. The Employee is hereby granted stock options (the
        ----------------
"Options") to purchase an aggregate of 50,000 shares of Stock, pursuant to the terms of this Agreement.

     2. Term. The Options may be exercised in whole or in part until 5:00 p.m.
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Eastern Standard Time, on January 3, 2005 (the "Option Term").

     3. Option Price. The initial exercise price per share of the Options shall
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be $4.36, subject to adjustment as provided elsewhere herein.

     4. Conditions to Exercisability. The Options shall become vested
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immediately upon execution of this Agreement and shall be exercisable thereafter until the end of the Option Term, whether or not the Employee continues to be in the employ of, or maintains any relationship with the Company. The terms and conditions in paragraphs 6(e), 13, 16(b), 18, 19 and 20 of Company's 1999
Amended and Restated Stock Option and Incentive Plan ("Plan") as amended on November 6, 2000, including all relevant definitions set forth in the Plan, are hereby incorporated by reference in this Agreement, subject to paragraphs 7 and 13 hereof.

     5. Withholding Taxes. As a condition of the exercise of an Option, no later
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than the date of exercise of the Option ("Tax Event"), the Employee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any U.S. federal, state or local taxes of any kind required by such law to be withheld at such time, provided that Employee is subject to such taxes. Alternatively, solely to the extent required by U.S. law or otherwise agreed to by the Employee, the Company may deduct the amount of any U.S. federal, state or local taxes of any kind required by law to be so withheld upon the Tax Event from any payment of any kind due to the Employee. The withholding obligation may be satisfied by the withholding or delivery of Stock, but solely at the request of the Employee.

     6. Registration of Company Stock. Not later than November 1, 2001, the
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Company will file a registration statement with the Securities and Exchange
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Commission on such authorized form as is appropriate with respect to the Shares
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which are the subject
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of the Options and, at its sole cost and expense, will keep such registration
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statement effective and`current until the earlier of (i) Employees's exercise of
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all Options granted hereunder or (ii) January 3, 2005.
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     7.  Entire Agreement. This Agreement contains all of the understandings
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between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, except the Settlement Agreement bearing even date herewith between the Company and the Employee and others ("Settlement Agreement"). The Employee represents that, in executing this Agreement, he does not rely upon and has not relied upon any representation or statement not set forth herein or in the Settlement Agreement made by the Company with regard to the subject matter of this Agreement or otherwise.

     8.  Amendment or Modification, Waiver. No provision of this Agreement may
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be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

     9.  Effect of Certain Changes.
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         (a) In the event of any extraordinary dividend, stock dividend
(including a spin off or split off of a Subsidiary of theCompany, as defined in the Plan), recapitalization, merger, consolidation, stock split, warrants or rights issuance, or combination or exchange of such shares, the number of shares of Stock covered by this grant and/or the price per share of the Options shall be equitably adjusted, in each such case so as to reflect such event and preserve the value of the Options herein granted; provided however, that any fractional shares resulting from such adjustment shall be eliminated.

         (b) In the event of a change in the Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of common stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Stock within the meaning of this agreement.

     10. Notices. Each notice relating to this Agreement shall be in writing and
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delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

         Net2Phone, Inc.
         520 Broad Street, 12/th/ Floor
         Newark, New Jersey 07102

         Attn:  Human Resources

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All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:

          Henri Tebeka
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          13 Avenue Baratier
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          Montmorency 95160, France
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Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

     11. Severability. If any provision of this Agreement or the application of
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any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

     12. Governing Law. This Agreement shall be construed and governed in
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accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

     13. Headings. All descriptive headings of sections and paragraphs in this
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Agreement are intended solely for convenience, and no provision of this
Agreement is to be construed by reference to the heading of any section or paragraph.

     14. Construction. This Agreement is made under and subject to the
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provisions of the Settlement Agreement. If there is a conflict between any provision of this Agreement and the Settlement Agreement then the Settlement Agreement shall prevail.

     15. Counterparts. This Agreement may be executed in counterparts, each of
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which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Employee has hereunto set his hand all as of the date first above written.


                                            NET2PHONE, INC.


                                            By: ______________________________
                                                Name:
                                                Title:



                                            Employee:
                                            Name:_____________________________
                                            Telephone:________________________

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